EXHIBIT 10.15

COLLABORATION AND LICENSE AGREEMENT

by and between

MERCK & CO., INC.

and

FOXHOLLOW TECHNOLOGIES, INC.

ARTICLE 1	DEFINITIONS	1

1.1	“Affiliate”	1

1.2	“Background Package”	2

1.3	“Biological Samples and Data”	2

1.4	“Calendar Quarter”	2

1.5	“Calendar Year”	2

1.6	“Change of Control”	2

1.7	“Collaboration Program”	2

1.8	“Collaboration Program Clinical Study” or “CPCS”	2

1.9	“Collaboration Program Inventions and Results”	2

1.10	“Collaboration Program Patent Rights”	3

1.11	“Collaboration Program Term”	3

1.12	“Combination Product”	3

1.13	“Committee” or “JCC”	3

1.14	“Competing Pharma Change of Control”	3

1.15	“Control”	3

1.16	“CPCS Samples and Data”	3

1.17	“CRO”	3

1.18	“Data”	4

1.19	“DDMAC”	4

1.20	“Dose Ranging Product”	4

1.21	“EMEA”	4

1.22	“Enhanced Label Product”	4

1.23	“Excluded Merck Compound Rights”	4

1.24	“FDA”	4

1.25	“FHT Collaboration Program Inventions and Results”	4

1.26	“FHT Collaboration Program Patents”	4

1.27	“FHT Independent Inventions and Improvements”	4

1.28	“Filing”	4

1.29	“First Commercial Sale”	4

1.30	“Indication”	5

1.31	“Information”	5

1.

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1.32	“Initial Term”	5

1.33	“Initiation”	5

1.34	“Invention”	5

1.35	“Joint Collaboration Program Inventions and Results”	5

1.36	“Joint Patent Rights”	5

1.37	“Labeled Product”	5

1.38	“Major Indication”	5

1.39	“Major Market”	5

1.40	“Marketing Authorization”	5

1.41	“Material” is defined in Section 1.3	5

1.42	“Merck Collaboration Program Inventions and Results”	5

1.43	“Merck Collaboration Program Patents”	6

1.44	“Merck Independent Inventions and Improvements”	6

1.45	“Merck NCE”	6

1.46	“NDA”	6

1.47	“Option Period”	6

1.48	“Party”	6

1.49	“Patent Rights”	6

1.50	“Phase III Clinical Trial”	6

1.51	“Product”	6

1.52	“Product Exclusivity License”	6

1.53	“Product Net Sales”	6

1.54	“Profiled Compound”	7

1.55	“Project Leader”	7

1.56	“Promotional Material”	7

1.57	“Prospective Registry”	7

1.58	“Regulatory Authority”	7

1.59	“Sample Criteria”	8

1.60	“Tail Period”	8

1.61	“TALON Registry”	8

1.62	“Territory”	8

1.63	“Test”	8

2.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 ON THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.64	“Test Exclusivity License”	8

1.65	“Test Field”	8

1.66	“Test Net Sales”	8

1.67	“Therapeutic Product”	8

1.68	“Third Party”	9

1.69	“Trigger”	9

1.70	“Work Plan”	9

1.71	“Valid Product Patent Claim”	9

1.72	“Valid Test Patent Claim”	9

ARTICLE 2	COLLABORATION PROGRAM	9

2.1	Work Plan	9

2.2	Collaboration Program Oversight and Management	9

2.3	General Collaboration Program Responsibilities	11

2.4	Specific Collaboration Program Responsibilities	12

2.5	FHT Representations Regarding Use of Biological Samples and Data	17

2.6	Records and Reports	17

2.7	Rights to Collaboration Program Inventions and Results	17

2.8	Collaboration Program Term	18

2.9	Exclusive Efforts	18

2.10	No Encumbrances	19

ARTICLE 3	LICENSES; EXCHANGE OF INFORMATION; DEVELOPMENT AND COMMERCIALIZATION	19

3.1	FHT License Grants to Merck	19

3.2	Merck License Grants to FHT	21

3.3	No Implied Licenses	22

ARTICLE 4	CONFIDENTIALITY AND PUBLICATION	22

4.1	Nondisclosure Obligation	22

4.2	Publication	23

4.3	Publicity/Use of Names	24

ARTICLE 5	COLLABORATION PROGRAM FUNDING, MILESTONES AND ROYALTIES	24

5.1	Initial Collaboration Program Fees	25

5.2	Registry Access and Prospective Registry Fees	25

3.

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5.3	Initial Clinical Study Funding Fee	24

5.4	Additional Payments	24

5.5	Therapeutic Product Development Milestones Under the Non-Exclusive License	25

5.6	Test Development Milestones Under the Non-Exclusive License	26

5.7	Payments if Merck Triggers the Product Exclusivity License	26

5.8	Therapeutic Product Development Milestones Under the Exclusive License	26

5.9	Payments if Merck Triggers the Test Exclusivity License	27

5.10	Therapeutic Product and Test Development Milestones – General	27

5.11	Royalties on Test and Product Sales	28

5.12	Royalties – General	28

5.13	Reports; Payment of Royalty	29

5.14	Audits	29

5.15	Payment Exchange Rate	30

5.16	Income Tax Withholding	30

5.17	Sharing Certain Sublicense Revenue	30

ARTICLE 6	REPRESENTATIONS AND WARRANTIES	31

6.1	Representations and Warranties of Each Party	31

6.2	FHT Representations and Warranties	31

ARTICLE 7	PATENT PROVISIONS	32

7.1	Independent Inventions and Improvements	32

7.2	Filing, Prosecution and Maintenance of Collaboration Patents	32

7.3	Joint Collaboration Program Patents	33

7.4	Interference, Opposition, Reexamination and Reissue	34

7.5	Enforcement and Defense	34

7.6	Patent Term Restoration	36

ARTICLE 8	TERM AND TERMINATION	36

8.1	Term and Expiration	36

8.2	Termination by Merck of the Collaboration Program	36

8.3	Termination for Cause	36

8.4	Effect of Expiration or Termination; Survival	39

4.

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ARTICLE 9	MISCELLANEOUS	40

9.1	Indemnification	40

9.2	Force Majeure	41

9.3	Assignment and Change of Control	41

9.4	Severability	42

9.5	Notices	42

9.6	Applicable Law	43

9.7	Dispute Resolution	43

9.8	Entire Agreement; Amendments	44

9.9	Headings	45

9.10	Independent Contractors	45

9.11	Waiver	45

9.12	Cumulative Remedies	45

9.13	Waiver of Rule of Construction	45

9.14	Certain Conventions	45

9.15	Business Day Requirements	45

9.16	Counterparts	45

5.

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COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (this “Agreement”) is effective as of September 14, 2005, (the “Effective Date”) and is entered into by and between Merck & Co., Inc., a New Jersey corporation, having offices at One Merck Drive, Whitehouse Station, New Jersey (“Merck”), and FoxHollow Technologies, Inc., a Delaware corporation, having offices at 740 Bay Road, Redwood City, California (“FHT”).

Background:

A.	FHT develops and markets minimally invasive plaque excision devices for the treatment of peripheral artery diseases, and owns and maintains the TALON Registry (as further defined below). Merck discovers, develops and markets vaccines and medicines.

B.	FHT and Merck each believe that the other brings significant and complementary strengths to a potentially effective collaboration involving the establishment of methodologies to conduct clinical trials to study atherosclerotic plaque, and the use of excised plaque and related data to identify proteins that may be predictive of cardiovascular events.

C.	Merck and FHT wish to enter into a collaboration on the terms and subject to conditions set out in this Agreement. In addition, Merck desires an option to obtain exclusive licenses under certain intellectual property rights arising from the collaboration, and FHT desires to grant such an option, on the terms and subject to conditions set out in this Agreement.

NOW, THEREFORE, Merck and FHT agree as follows:

ARTICLE 1 DEFINITIONS. Unless specifically set forth to the contrary in this Agreement, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below.

1.1	“Affiliate” means (a) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by Merck or FHT; or (b) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of Merck or FHT; or (c) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a corporation or business entity described in (a) or (b).

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1.2	“Background Package” means the background package submitted to the FDA for the end-of-Phase II meeting between Merck (or its Affiliate) and the FDA to prepare for implementation of a Phase III Clinical Trial.

1.3	“Biological Samples and Data” means:

(a)	biological material (“Material”) directly obtained from human or animals, or derivatives of such materials, and collected or tested under the Collaboration Program.

Examples of Material include [ * ] and [ * ] contained in the [ * ] , and all [ * ] that meets [ * ] , and all [ * ] , as well as any [ * ] from [ * ] or [ * ] ; and

(b)	information generated from the testing or use of Material, or information concerning the source of such Material (“Data”).

Examples of such Data include [ * ] concerning or resulting from the [ * ] of any Material. This includes [ * ] found in [ * ] at different [ * ] , and all [ * ] , as well as any [ * ] .

1.4	“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.5	“Calendar Year” means each successive period of twelve (12) months starting on January 1 and ending on December 31.

1.6	“Change of Control” shall mean with respect to a Party: (a) the sale of all or substantially all of such Party’s assets or business relating to this Agreement; (b) a merger, reorganization or consolidation involving such Party in which the voting securities of such Party outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) the acquisition by a person or entity, or group of persons or entities acting in concert, of more than fifty percent (50%) of the voting equity securities or management control of such Party.

1.7	“Collaboration Program” means the activities undertaken by the Parties under this Agreement during the Collaboration Program Term. Initial activities are as set out in Article 2 and the Work Plan.

1.8	“Collaboration Program Clinical Study” or “CPCS” means a clinical study conducted under the Collaboration Program in accordance with a protocol that has been approved by the JCC.

1.9	“Collaboration Program Inventions and Results” means:

(a)	all Biological Samples and Data;

(b)	all Inventions, protocols, results, data, discoveries, formulas, know-how

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 ON THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and trade secrets, including any biomarkers or surrogate markers, assays, tests, clinical trial methodologies, or procedures (in each case whether patentable or otherwise) that were generated in the course of or arise from the performance of the Collaboration Program, or resulting from the analysis of Biological Samples and Data during the Collaboration Program Term or Tail Period; and

(c)	any improvements or enhancements to, or subsequent inventions resulting from, any of the items described in clauses (a) and (b) to the extent such improvements, enhancements or inventions are generated during the Collaboration Program Term or Tail Period; provided, however the term “Collaboration Program Inventions and Results” shall not apply to, and shall exclude, FHT Independent Inventions and Improvements, Excluded Merck Compound Rights, and Merck Independent Inventions and Improvements.

1.10	“Collaboration Program Patent Rights” means any and all patents and patent applications (which for the purposes of this Agreement shall be deemed to include certificates of invention, provisional applications, and applications for certificates of invention) claiming any Collaboration Program Invention and Results.

1.11	“Collaboration Program Term” means the duration of the Collaboration Program, as described more fully in Section 2.8.

1.12	“Combination Product” means a product containing both a Therapeutic Product as well as one or more active ingredients that are other than a Profiled Compound. All references to Product in this Agreement shall be deemed to include Combination Products.

1.13	“Committee” or “JCC” means the committee established to facilitate and direct the Collaboration Program, as more fully described in Section 2.2.2.

1.14	“Competing Pharma Change of Control” means a Change of Control in which the acquirer is a company or group of companies acting in concert (a) for whom collective worldwide sales of pharmaceutical products in the Calendar Year that preceded the year in which the Change of Control was consummated were [ * ] United States dollars [ * ] or more, or (b) who have an active clinical development or commercialization program for any pharmaceutical or diagnostic product intended to treat, prevent and/or diagnose a Major Indication.

1.15	“Control” with respect to intellectual property or tangible property rights (e.g., compounds or information), means the legal authority (whether by ownership or license, other than pursuant to this Agreement) of a Party to grant access to, or a license or sublicense of such intellectual property rights or tangible property.

1.16	“CPCS Samples and Data” is defined in Section 2.4.9(c).

1.17	“CRO” means a contract research organization.

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1.18	“Data” is defined in Section 1.3.

1.19	“DDMAC” means the FDA’s Division of Drug Marketing, Advertising, and Communications.

1.20	“Dose Ranging Product” means a Therapeutic Product that achieved those Product Non-Exclusivity development milestones [ * ] described in Section 5.5(a)(i) and 5.5(c), or those Product Exclusivity development milestones [ * ] described in Section 5.8(a)(i) and 5.8(c).

1.21	“EMEA” means the European Medicines Agency.

1.22	“Enhanced Label Product” means a Therapeutic Product with respect to which any Collaboration Inventions and Results are contained in both: (i) [ * ] and (ii) [ * ] used by Merck or its Affiliates in the United States for such Therapeutic Product.

1.23	“Excluded Merck Compound Rights” means all Merck NCEs (and any uses, formulations or enhancements to the same), and all data on Merck NCEs.

1.24	“FDA” means the United States Food and Drug Administration.

1.25	“FHT Collaboration Program Inventions and Results” means all Collaboration Program Inventions and Results discovered, developed or invented solely by employees of FHT, or other persons not employed by Merck acting on behalf of FHT.

1.26	“FHT Collaboration Program Patents” means all Collaboration Program Patent Rights that claim FHT Collaboration Program Inventions and Results.

1.27	“FHT Independent Inventions and Improvements” means: (a) FHT-Controlled technology, methods, devices, and systems for the excision of plaque; (b) the TALON Registry (excluding any Material contained therein that meets the Sample Criteria); (c) any improvements to the items listed in (a) created under the Collaboration Program or independent of the Collaboration Program but after the Effective Date; and (d) FHT patents, patent applications and know-how covering any of the foregoing.

1.28	“Filing” means the acceptance by the first Regulatory Authority of an NDA for filing.

1.29	“First Commercial Sale” means, with respect to any Product or Test, the first sale for end use or consumption of such Product or Test in a country, excluding, however, any sale or other distribution for use in clinical trials.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 ON THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.30	“Indication” means a separate and distinct disease or medical condition in humans (a) which a Therapeutic Product is intended to treat, and/or prevent, where the Therapeutic Product is either in Phase III Clinical Trials, or is the subject of an NDA; and/or (b) for which a Therapeutic Product has received Marketing Authorization (meaning that such Indication is contained in the Therapeutic Product’s labeling approved by a Regulatory Authority as part of the Marketing Authorization for such Product).

1.31	“Information” means all information and data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party under this Agreement.

1.32	“Initial Term” is defined in Section 2.8.

1.33	“Initiation” means, with respect to a Phase III Clinical Trial, the administration of the first dose to the first patient in such Phase III Clinical Trial.

1.34	“Invention” means any process, method, composition of matter, article of manufacture, discovery or finding that is conceived and/or reduced to practice in the course of the activities of the Collaboration Program.

1.35	“Joint Collaboration Program Inventions and Results” means all Collaboration Program Inventions and Results discovered, developed or invented jointly by employees of Merck and FHT, or others acting on behalf of Merck and FHT.

1.36	“Joint Patent Rights” means all Collaboration Program Patent Rights that claim Joint Collaboration Program Inventions and Results.

1.37	“Labeled Product” means any Therapeutic Product with respect to which any Collaboration Inventions and Results are contained in the [ * ] , but are not contained in [ * ] used by Merck or its Affiliates in the United States for such Therapeutic Product.

1.38	“Major Indication” means any of the following Indications[ * ] .

1.39	“Major Market” means any the following: United States of America, Japan, and either (i) the European Union, in the case of EMEA centralized procedure for drug approval, or (ii) France, Germany, Italy, the United Kingdom, or Spain, in the case where Merck or its Affiliates does not make use of the EMEA centralized procedure for drug approval.

1.40	“Marketing Authorization” means all approvals necessary from the relevant Regulatory Authority to market and sell a Therapeutic Product or Test (including without limitation all applicable pricing and governmental reimbursement approvals even if not legally required to sell Product or Test in a country).

1.41	“Material” is defined in Section 1.3.

1.42	“Merck Collaboration Program Inventions and Results” means all Collaboration Program Inventions and Results discovered, developed or invented solely by employees of Merck, or other persons not employed by FHT acting on behalf of Merck.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 ON THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.43	“Merck Collaboration Program Patents” means all Collaboration Program Patent Rights that claim Merck Collaboration Program Inventions and Results.

1.44	“Merck Independent Inventions and Improvements” means (a) Merck-Controlled compounds (including Merck NCEs), methods of treatment, analysis technology, clinical specimens (other than Biological Samples and Data), biomarkers, and assays; (b) any improvements on the same created under the Collaboration Program or independent of the Collaboration Program but after the Effective Date; and (c) Merck (including Affiliate) patents, patent applications, and know how covering any of the foregoing.

1.45	“Merck NCE” means any Merck-Controlled Profiled Compound that has not received FDA approval for sale as a human use product at the time it is studied in the Collaboration Program.

1.46	“NDA” means a New Drug Application, Biologics License Application, or Marketing Application Authorization, or similar application or submission for Marketing Authorization filed with a Regulatory Authority to obtain marketing approval for a biological, pharmaceutical or diagnostic product in country or in group of countries within the jurisdiction of the Regulatory Authority.

1.47	“Option Period” means the period starting on the Effective Date and ending [ * ] days after the expiration or termination of the Collaboration Program Term, and at any time therein.

1.48	“Party” means Merck or FHT, and “Parties” shall mean Merck and FHT.

1.49	“Patent Rights” means both the FHT Collaboration Program Patent Rights and FHT’s interest in the Joint Collaboration Program Patent Rights.

1.50	“Phase III Clinical Trial” means a human clinical trial that is pivotal to Filing and satisfies the requirements of 21 CFR 312.21(c).

1.51	“Product” means each of the Dose Ranging Product, Labeled Product and Enhanced Labeled Product, and each “Products” means all such products, collectively. “Product” also includes any Combination Product.

1.52	“Product Exclusivity License” is defined in Section 3.1.3(b)(ii).

1.53	“Product Net Sales” means the gross invoice price of Product sold by Merck, its Affiliates and their respective sublicensees to the first Third Party after deducting, if not previously deducted, from the amount invoiced or received:

1.53.1	trade and quantity discounts other than early pay cash discounts;

1.53.2	returns, rebates, chargebacks and other allowances;

1.53.3	the standard inventory cost of devices or delivery systems used for dispensing or administering Product (such as syringes or inhalation devices, but not packaging);

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 ON THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.53.4	sales commissions paid to Third Party distributors and/or selling agents, in amounts customary to the trade and to the extent allocable to the Product;

1.53.5	retroactive price reductions that are actually allowed or granted; and

1.53.6	a fixed amount equal to [ * ] to cover bad debt, sales or excise taxes, early payment cash discounts, transportation and insurance, custom duties, and other governmental charges.

With respect to sales of Combination Products, Net Sales shall be calculated on the basis of the gross invoice price of Product(s) containing the same strength of Profiled Compound sold, without other active ingredients. If the Therapeutic Product contained within any Product is not sold separately, Net Sales shall be calculated on the basis of the gross invoice price of the Combination Product multiplied by a fraction, the numerator of which shall be the [ * ] and the denominator of which shall be the [ * ] in the Combination Product. Inventory cost shall be determined in accordance with Merck’s regular accounting methods, consistently applied. The deductions set out in Sections 1.53.1 through 1.53.6 will be applied in calculating Net Sales for a Combination Product. If Product is sold only as a Combination Product and either Party reasonably believes that the calculation set forth in this paragraph does not fairly reflect the value of the Product relative to the other active ingredients in the Combination Product, the Parties shall negotiate, in good faith, other means of calculating Net Sales with respect to Combination Products

1.54	“Profiled Compound” means any chemical compound (including but not limited to small molecules, proteins, antibodies and therapeutic nucleic acids): (a) for which Biological Samples and Data is generated concerning such compound’s effectiveness; or (b) the discovery, identification or development of which utilizes or is based upon Collaboration Program Inventions and Results.

1.55	“Project Leader” is defined in Section 2.2.1.

1.56	“Promotional Material” means any material for promotion of a Therapeutic Product in the United States that Merck prepares and that it is required to submit to DDMAC on FDA transmittal Form 2253 (pursuant to 21 CFR 314.81) for a Therapeutic Product, including brochures, booklets, detailing pieces, advertisements published in journals, magazines, other periodicals and newspapers, or broadcast through media such as radio, television, and telephone communications systems, to the extent Merck (or its Affiliate) has approved and obtains FDA approval for same for use in the United States.

1.57	“Prospective Registry” means the tissue and data collection registry created under the Collaboration Program, as more fully described in Section 2.4.2.

1.58	“Regulatory Authority” means the FDA, EMEA, and, with respect to Japan, the Japanese governmental regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of a Product or Test in the Japan, and any successor governmental authority having substantially the same function.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 ON THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.59	“Sample Criteria” is defined in Section 2.4.4.

1.60	“Tail Period” means the [ * ] month period immediately following the end of the Collaboration Program Term.

1.61	“TALON Registry” means: (a) FHT’s multi-center registry designed to capture and archive patient outcomes data, as well as all biological material, such as excised plaque using FHT technology, which such registry is expected to be closed prior to or shortly after the Effective Date, and (b) any and all de-identified patient-related clinical and demographic data corresponding to such biological material, as well as any genetic, and genomic data associated with such collections. TALON Registry is further described in Exhibit 1.61.

1.62	“Territory” means all of the countries in the world, and their territories and possessions.

1.63	“Test” means (a) a prognostic test [ * ] and/or (b) a diagnostic test [ * ] ; and/or (ii) [ * ] ; to the extent the test described in (a) or (b) was developed, discovered or identified by Merck using Collaboration Program Inventions and Results.

1.64	“Test Exclusivity License” is defined in Section 3.1.3(b)(i).

1.65	“Test Field” means the development, use and commercialization of Tests.

1.66	“Test Net Sales” mean the gross invoice price of Tests sold by Merck, its Affiliates and their respective sublicensees to the first Third Party after deducting, if not previously deducted, from the amount invoiced or received:

1.66.1	trade and quantity discounts other than early pay cash discounts;

1.66.2	allowances actually credited to such Third Party for spoiled, damaged, outdated or returned Tests; and

1.66.3	a fixed amount equal to [ * ] of the amount invoiced to cover bad debt, sales or excise taxes, early payment cash discounts, transportation and insurance, custom duties, and other governmental charges.

If Merck sells a Test in the form of kit containing items developed, discovered or identified by Merck using Collaboration Inventions and Results, together with other diagnostic or prognostic items that were developed, discovered or identified without the use of Collaboration Invention and Results, the Parties shall negotiate, in good faith, other means of calculating Net Sales with respect to such Test kits to fairly reflect the value of the Collaboration Inventions and Results relative to the other items in the Test kit.

1.67	“Therapeutic Product” means any pharmaceutical or biological preparation in final form containing a Profiled Compound for: (a) sale by prescription, over-the-counter or any other method; or (b) administration to human patients in a Phase III Clinical Trial.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 ON THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.68	“Third Party” shall mean an entity other than Merck and its Affiliates, and FHT and its Affiliates.

1.69	“Trigger” shall mean the exercise by Merck of its right to obtain either the Product Exclusivity License or Test Exclusivity License, as the case may be, as set forth in Section 3.1.3(b), upon the payment set forth 5.9 and 5.7.1, respectively prior to the end of the Option Period.

1.70	“Work Plan” is described in Section 2.1.

1.71	“Valid Product Patent Claim” means a claim of an issued and unexpired Merck-Controlled patent claiming the composition of matter of a Product which claim has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and which decision is not appealable or has not been appealed within the time allowed for appeal, and which claim has not been disclaimed, denied or admitted by Merck to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

1.72	“Valid Test Patent Claim” means a claim of an issued and unexpired claim within the Collaboration Program Patents Right which claim has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and which decision is not appealable or has not been appealed within the time allowed for appeal, and which claim has not been disclaimed, denied or admitted by Merck to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

ARTICLE 2 COLLABORATION PROGRAM

2.1	Work Plan. FHT and Merck shall engage in and conduct the Collaboration Program on the terms and subject to the conditions set out in this Agreement. The initial Work Plan attached as Schedule 2.1 is an outline description of specific activities to be undertaken by each of the Parties during the Initial Term. The Project Leaders shall use their good faith efforts to agree upon further details of such activities and develop a complete initial Work Plan for JCC approval no later than fifteen (15) days after the Effective Date. Subject to review and adjustment by the JCC, the Work Plan will set forth expectations with respect to each Party’s relative contributions to the Collaboration Program. The JCC will periodically review, consider and approve revisions to the Work Plan as it deems appropriate. In addition, the Work Plan will be amended to describe with specificity the Collaboration Program Clinical Studies to be undertaken under the Collaboration Program, and the projected timeframe for such studies.

2.2	Collaboration Program Oversight and Management.

2.2.1

Project Leaders. The project leaders (“Project Leaders”) for the Collaboration Program are [ * ] for FHT, and [ * ] for Merck. The Project Leaders shall have responsibility for developing and updating the Work Plan (for approval by the JCC), providing day-to-day direction and oversight of the Collaboration Program,

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and presenting the JCC with periodic progress reports (but no less than once per quarter) describing the work performed and the results achieved to date on the Collaboration Program. Each Party is entitled to designate a replacement Project Leader reasonably acceptable to the other Party, but shall notify the other Party in writing as soon as practicable upon the changing of its Project Leader.

2.2.2	Committee. The Parties will establish a joint collaboration committee (the “Committee” or “JCC”) with equal representation from FHT and Merck of no less than two and no more than four representatives each (who may be substituted or replaced by alternates at any time), to direct and oversee the Collaboration Program during the Collaboration Program Term. The JCC will be formed as soon as practicable after the Effective Date to:

(a)	coordinate, implement, review, evaluate and prioritize Collaboration Program activities;

(b)	receive and review reports, results and data concerning research being conducted under the Collaboration Program, and exchange information and materials relating thereto;

(c)	review, consider and approve revisions to the Work Plan and Collaboration Program Clinical Study protocols;

(d)	establish procedures relating to the harvesting, transfer and handling of Biological Samples and Data, and

(e)	determine the protocol to be used in the Prospective Registry, the quality control criteria for CPCS Samples and Data described in Section 2.4.9(c), and the Sample Criteria described in Section 2.4.3.

2.2.3	JCC Chair. Merck shall appoint a representative to act as the JCC Chair. The JCC Chair shall have authority to call JCC meetings, and be responsible for circulating agenda and performing administrative tasks required to assure efficient operation of the JCC, but shall have no additional voting rights.

2.2.4	JCC Meetings. The Committee shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than once per Calendar Quarter, with the location for such meetings alternating between FHT and Merck facilities (or such other location may be determined by the Committee). Alternatively, the Committee may meet by means of teleconference, videoconference or other similar communications equipment.

2.2.5

JCC Decision Making. The JCC will act by unanimous vote, with each of Merck and FHT having one vote. The members of the JCC will attempt in good faith to reach consensus on all matters brought before the JCC, provided that if consensus on an issue cannot be reached, the issue in dispute will be promptly referred to the Senior Vice President of Merck Research Laboratories responsible

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for worldwide licensing and external scientific affairs and the Chief Executive Officer of FHT for resolution, and if they cannot agree:

(a)	FHT will have the final decision-making authority with respect to issues involving the methods or procedures for harvesting and collecting of tissue, and

(b)	Merck will have the final decision-making authority with respect to all other matters subject to decision by the JCC; provided, however, that Merck shall not have the final decision-making authority with respect to decisions which require that FHT expend additional amounts other than those for which it is paid by Merck hereunder pursuant to Section 5.3 and 5.4, including any budgets to be approved by the JCC pursuant to Section 2.4.9(d).

2.2.6	Restrictions on JCC. Notwithstanding anything the contrary in this Agreement, the JCC shall have no power to amend this Agreement (with the exception of the Work Plan as provided in Section 2.1), or to resolve disputes between the Parties with respect to the interpretation of this Agreement, either Party’s performance of its obligations hereunder, or the ownership of intellectual property.

2.3	General Collaboration Program Responsibilities.

2.3.1	FHT and Merck each shall conduct the Collaboration Program obligations in good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations and attempt to achieve their respective objectives efficiently and expeditiously. FHT and Merck shall each proceed diligently with the work set out in the Work Plan by using their respective good faith efforts to allocate sufficient time, effort, equipment and facilities to the Collaboration Program. Merck and FHT shall each use personnel with sufficient skills and experience as are required to accomplish the Collaboration Program in accordance with the terms of this Agreement and the Work Plan. Each Party shall bear the cost of performing all approved Work Plan responsibilities assigned to it.

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2.3.2	Merck is entitled to utilize the services of its Affiliates and Third Parties to perform its Collaboration Program activities; provided that Merck shall notify in writing FHT periodically as to the identify of any such Merck Affiliates and Third Parties to the extent not disclosed to the JCC. FHT shall be entitled to utilize the service of Third Parties to perform its Collaboration Program activities only upon Merck’s prior written consent, or as specifically set forth in Work Plan. Each Party is entitled to use the services of Third Parties that have been pre-approved by the JCC to carry out routine Collaboration Program activities, without the need for obtaining the other Party’s prior written consent. Notwithstanding any such consent or pre-approval, both Parties shall remain at all times fully liable for its respective responsibilities under the Collaboration Program. Each Party certifies that it has not, and will not, employ or otherwise use in any capacity the services of any person debarred under United States law, including but not limited to Section 21 USC 335a, in performing any portion of its Collaboration Program responsibilities.

2.4	Specific Collaboration Program Responsibilities. Unless otherwise specified in the Work Plan, the Parties will have the following specific Collaboration Program responsibilities.

2.4.1	TALON Registry Biological Samples and Data. FHT owns and shall be responsible for maintaining the TALON Registry, and shall be responsible for providing access to Merck to the Biological Samples and Data resulting from the TALON Registry.

2.4.2	Prospective Registry Components. FHT shall be responsible for collecting the components of the Prospective Registry. The Parties anticipate that the Prospective Registry will be made up of Biological Samples and Data collected from the following sources:

(a)	CPCS subjects who were not provided with any drug compounds, including any Merck NCEs;

(b)	TALON Registry Materials and Data that meet the Sample Criteria; and

(c)	Peripheral arterial disease and coronary disease plaque excision procedures conducted by or on behalf of FHT after the Effective Date that do not involve the study of Profiled Compounds. This category will be made up of Biological Samples and Data collected by physicians using FHT’s excision devices.

2.4.3

Ownership and Delivery of Prospective Registry Material and CPCS Samples and Data. Notwithstanding anything to the contrary in Section 2.7, Merck shall own the Material contained in the Prospective Registry and the CPCS Samples and Data, provided, however, if Merck does not Trigger the Product Exclusivity License, Merck shall provide FHT with reasonable access to Material contained in the Prospective Registry or the CPCS Samples and Data (other than

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Material pertaining to Excluded Merck Compound Rights) to the extent such Material may be readily available and capable of being shared with FHT. From time to time during the Collaboration Program Term as reasonably requested by Merck and in accordance with Merck’s reasonable instructions (or as may be set forth in the Work Plan), FHT shall transfer to Merck the Prospective Registry Material and the CPCS Samples and Data, along with a complete set of Data associated with such Material.

2.4.4	Collection of Biological Samples and Data Meeting Sample Criteria. As part of the Prospective Registry protocol described in Section 2.2.2(e), the JCC shall establish criteria (“Sample Criteria”) that Biological Samples and Data comprising the Prospective Registry are intended to meet. FHT shall use commercially reasonable efforts to collect and deliver to Merck:

(a)	[ * ] Biological Samples and Data that satisfy the Sample Criteria, but in no event shall FHT be required to collect and deliver to Merck more than

(b)	[ * ] Biological Samples and Data collected under the JCC-approved protocol.

For clarity, each distinct “Biological Sample and Data” described in this Section would include [ * ] a given patient [ * ] on a given day. A single Biological Sample and Data could thus be [ * ] from a [ * ] , as long as [ * ] on the [ * ] . Merck understands and acknowledges that FHT’s ability to collect such number of Biological Samples and Data referred to above is dependent upon the JCC’s approval of the required protocol and Sample Criteria promptly following the Effective Date.

At least [ * ] of the Biological Samples and Data described in subsections 2.4.4(a) and (b) are required to be collected from [ * ] , as opposed to [ * ] .

In addition, as instructed by the JCC, the Parties will collaborate in the analysis of Biological Samples and Data within the TALON Registry to determine whether and to what extent they may meet the Sample Criteria. Any TALON Registry Biological Samples and Data meeting the Sample Criteria shall be included in the Prospective Registry, and shall be counted when determining whether FHT has delivered the requisite numbers of Biological Samples and Data referred to in 2.4.4(a) and (b) above.

Once the JCC determines that either [ * ] Biological Samples and Data described in 2.4.4(a), or [ * ] Biological Samples and Data described in 2.4.4(b) have been collected and delivered to Merck, the JCC will notify Merck and FHT accordingly.

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2.4.5	Compounds and Biological Sample Analysis. Merck shall be responsible for, and shall bear the cost of, providing compounds to be profiled in the Collaboration Program or used in any CPCSs. Merck, itself or through its Affiliates, shall also be responsible for analyzing Biological Samples and Data in an effort to establish plaque biomarkers of atherosclerotic disease activity.

2.4.6	Profiling. During the course of the Collaboration Program Term (provided that the Collaboration Program Term has been extended beyond the Initial Term), Merck will use reasonable commercial efforts to study [ * ] Merck NCEs in either one or more CPCSs or as otherwise utilizing the clinical trial methodology described in Section 2.4.8. If Merck exercises its Product Exclusivity License but fails to have so studied [ * ] Merck NCEs by the [ * ] of the end of the Collaboration Program Term, then FHT’s obligations under Section 2.9 shall expire thirty (30) days after such [ * ] unless, during such thirty (30) day period, Merck pays FHT [ * ] payment for each of such [ * ] Merck NCEs not so studied by the end of such time period.

2.4.7	Regulatory Matters.

(a)	During the Collaboration Program Term and thereafter, Merck shall be solely responsible for, and shall bear the cost of, preparing and submitting registration dossiers for Therapeutic Products, Products and Tests in the Territory; provided, that Merck shall provide FHT with the regulatory reports as described in Section 2.6.1.

(b)	Merck shall, by way of the Project Leaders, keep FHT periodically and reasonably informed of Merck meetings with the FDA involving discussions of Collaboration Program Inventions and Results in connection with milestone events set out in Sections 5.5, 5.6, 5.8 and 5.9. [ * ] .

(c)	Merck shall have sole discretion as to the regulatory strategy and decision making for any Therapeutic Product, Product or Test; provided however, that during the Collaboration Program Term, Merck shall consider in good faith any and all JCC recommendations regarding regulatory strategy with respect to the use of Collaboration Program Inventions and Results.

(d)	All Marketing Authorizations shall be held by and in the name of Merck (or its Affiliates), and Merck (or its Affiliates) shall own all regulatory submissions in connection therewith.

2.4.8	Clinical Trial Methodology. The Parties shall collaborate on efforts to:

(i)	study and collect Biological Samples and Data, and optimize Biological Samples and Data handling and processing; and

(ii)	[ * ]

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2.4.9	Collaboration Program Clinical Studies. FHT is responsible for conducting Collaboration Program Clinical Studies. All CPCSs must be performed under the direction and control of the JCC, in accordance with the terms of the Work Plan and the applicable JCC-approved study protocol. Each CPCS involving a Merck NCE shall be performed under a separate Clinical Study Agreement based on the form of agreement attached as Schedule 2.4.9 to this Agreement and executed by the appropriate parties. FHT shall conduct each CPCS in compliance with all FDA regulations relating to Good Clinical Practice and Clinical Trials, and other applicable regulations.

(a)	CPCS Protocols. Merck shall be responsible for writing all protocols for CPCSs involving Merck NCEs and other Merck-Controlled compounds. FHT shall be responsible for writing all other CPCS protocols, and for obtaining all necessary approvals and appropriate informed consents, in writing, for the collection of Biological Samples and Data for each CPCS. All protocols shall be submitted to the JCC for its review and approval, once they have been reviewed and approved by Merck’s internal scientific review committees.

(b)	Responsibility for CPCS Resources and Costs. Once the JCC has approved a CPCS protocol, FHT shall make available scientific and managerial personnel with sufficient expertise and experience necessary to coordinate and conduct the CPCS. FHT shall have the right to use a CRO to conduct a Collaboration Program Clinical Study, provided that: (i) Merck consents in advance; (ii) the CRO agrees to use only facilities approved in advance by Merck; (iii) the CRO is retained by FHT pursuant to a written agreement; and (iv) the terms of such agreement are approved by Merck (not to be unreasonably withheld). During a given year of the Collaboration Program, to the extent the JCC approves the use by FHT of the services of a CRO in the conduct of any CPCS, and the corresponding budget for such use, and such utilization results in FHT incurring costs during that year over and above the amounts paid to FHT pursuant to Section 5.3 (with respect to the Initial Term), or Section 5.4.1(b) (with respect to any one-year extension of the Collaboration Program Term), then [ * ] such cost overage that is consistent with the approved budget, upon completion of such CPCS.

(c)	Requisite Samples. FHT shall use commercially diligent efforts to collect, pursuant to one or more CPCS, and deliver to Merck the following number of Biological Samples and Data meeting JCC-specified quality control criteria (the “CPCS Samples and Data”):

(i)	In the Initial Term – [ * ] Biological Samples and Data;

(ii)	In the 2nd Collaboration Program Term year – [ * ] Biological Samples and Data, and

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(iii)	In the 3rd Collaboration Program Term year – [ * ] Biological Samples and Data.

For the purposes of this subparagraph 2.4.9(c), the term “Requisite Samples” means the number of CPCS-derived Biological Samples and Data required to be collected and delivered to Merck in any given Collaboration Program year as specified above. For clarity, each “Requisite Sample” would include [ * ] from a [ * ] . A Requisite Sample could thus be [ * ] from a [ * ] , as long as these [ * ] on the [ * ] .

More than one Requisite Sample may come from [ * ] . Subject to Merck’s funding obligations as set out in Section 5.3 and 5.4.1, Merck shall not be charged or be liable for any costs, fees or expenses incurred by FHT in connection with FHT’s annual CPCS efforts to obtain and deliver the Requisite Samples. The JCC is authorized to reallocate the number of Requisite Samples to be collected in any year of the Collaboration Program Term, so that a portion of the Requisite Sample deliverable may be allocated to another Collaboration Program Term year. Any such reallocation shall not impact Merck’s payment obligations under Sections 5.3 or 5.4.1, and must be expressly agreed upon in writing by FHT (such consent not to be unreasonably withheld).

FHT shall complete each CPCS that is approved by the JCC to start in a given Collaboration Program Term year by the end of that year, or as soon as practicable after such year.

(d)	Additional CPCSs. The JCC may authorize CPCSs for the purpose of collecting additional CPCS-derived Biological Samples and Data over and above the Requisite Samples in a given year of the Collaboration Program Term. In such case, all costs in FHT scientific and managerial personnel time, FHT expenses, and cost of Third Party services for such additional CPCSs shall be estimated in a budget prepared by the Project Leaders and submitted to the JCC for approval with the understanding that the cost of conducting each such CPCS shall be based upon [ * ] , or the JCC-approved costs charged by any CRO approved pursuant to Section 2.4.4(b) of performing such CPCS. If the JCC approves the budget for such additional CPCSs, then the Parties will meet and discuss in good faith the appropriate cost allocation between the Parties for the performance of such additional CPCSs.

2.4.10

Agreements with Third Parties. If during the Collaboration Program Term FHT believes that one or more Third Parties may possess skills, technology or intellectual property of use to the Parties in the conduct of the Collaboration Program, it shall identify such Third Party to the JCC, and the JCC shall evaluate and recommend to Merck whether or not it should consider entering into discussions with such Third Party to collaborate with, or license intellectual property from, such Third Party (a “Third Party Collaboration Agreement”).

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Without limiting the generality of the foregoing, Merck agrees that, in the event that FHT presents to the JCC a Test business opportunity, Merck will consider (via the JCC) such opportunity in good faith.

2.5	FHT Representations Regarding Use of Biological Samples and Data.

With respect to any Biological Samples and Data that have been or are to be collected by FHT and provided by FHT for use in the Collaboration Program, FHT represents and warrants (i) that it has complied, or shall comply, with all applicable laws, guidelines and regulations relating to the collection and/or use of the Biological Samples and Data and (ii) that it has obtained, or shall obtain, all necessary approvals and appropriate informed consents, in writing, for the collection and/or use of such Biological Samples and Data in the manner contemplated under this Agreement. FHT shall provide documentation of such approvals and consents upon Merck’s request. FHT further represents and warrants that such Biological Samples and Data may be used as contemplated in this Agreement without any obligations to the individuals or entities (“Providers”) who contributed the Biological Samples and Data, including, without limitation, any obligations of compensation to such Providers or any other Third Party for the intellectual property associated with, or commercial use of, the Biological Samples and Data.

2.6	Records and Reports.

2.6.1	Records. FHT and Merck shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Collaboration Program by FHT and Merck, respectively, provided, however, Merck is entitled to mask or de-identify all Merck Excluded Merck Compound Rights. FHT will transfer all CPCS data to Merck’s clinical trial data base, in accordance with procedures to be established by the Parties. In addition, during and after the Collaboration Program Term, Merck shall provide FHT with periodic reports fully and properly reflecting the use of Collaboration Program Inventions and Results in connection with milestone events set out in Sections 5.5, 5.6, 5.7.2, 5.8 and 5.9.

2.6.2	Copies and Inspection of Records. Merck shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such records of FHT referred to in Section 2.6.1, and shall maintain such records and the information disclosed therein in confidence in accordance with Section 4.1. Each Party shall have the right to arrange for its employees and/or consultants involved in the activities contemplated hereunder to visit the offices and laboratories of the other Party during normal business hours and upon reasonable notice, and to discuss the Collaboration Program work and its results in detail with the appropriate technical personnel.

2.7	Rights to Collaboration Program Inventions and Results. The entire right, title and interest in:

2.7.1	FHT Independent Inventions and Improvements shall be owned solely by FHT;

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2.7.2	Merck Independent Inventions and Improvements and Excluded Merck Compound Rights shall be owned solely by Merck;

2.7.3	FHT Collaboration Program Inventions and Results shall be owned solely by FHT, and are subject to Merck’s license rights under Article 3;

2.7.4	Merck Collaboration Program Inventions and Results shall be owned solely by Merck, and are subject to FHT’s non-exclusive license rights under Article 3, if any; and

2.7.5	Joint Collaboration Program Inventions and Results shall be owned jointly by FHT and Merck, and are subject to the applicable license rights under Article 3.

Inventorship will be determined in accordance with the United States laws of inventorship.

2.8	Collaboration Program Term. Subject to early termination as provided in Article 8, the term of the Collaboration Program will start on the Effective Date and end on the first anniversary of the Effective Date (the “Initial Term”), provided, however, Merck is entitled, in its sole discretion, to extend the Initial Term for two additional 12-month periods by notifying FHT of its decision to extend at least thirty (30) days before the end of the then current term, and paying FHT the extension fees described in Section 5.4.1(a). The Initial Term and subsequent renewal terms (if exercised by Merck) are collectively referred to as the “Collaboration Program Term.”

2.9	Exclusive Efforts. During the Collaboration Program Term, FHT and its Down-Stream Affiliates (as defined below) shall work exclusively (even as to FHT and such Down-Stream Affiliates themselves) with Merck in efforts to collect or study extracted human tissue (whether plaque or blood) to [ * ] for a disease or condition or for [ * ] or [ * ] , including to [ * ] .

2.9.1	Following the Trigger by Merck of both the Product Exclusivity License and the Test Exclusivity License, for a period of [ * ] from the expiration of the Option Period, FHT (and its Down-Stream Affiliates) shall not work with any Third Party or itself engage in efforts to [ * ] (or any [ * ] associated with the [ * ] such [ * ] was [ * ] ) to identify [ * ] for [ * ] “) or for [ * ] with respect to any [ * ] , including to conduct [ * ] .

2.9.2	If Merck Triggers the Product Exclusivity License, but not the Test Exclusivity License, for a period of [ * ] from the expiration of the Option Period, FHT (and its Down-Stream Affiliates) shall not work with any Third Party or itself engage in efforts to [ * ] (or any [ * ] associated with the [ * ] such [ * ] was [ * ] ) to identify [ * ] for [ * ] therapeutic products for any [ * ] , including to conduct [ * ] .

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2.9.3	If Merck Triggers the Test Exclusivity License, but not the Product Exclusivity License, for a period of [ * ] from the expiration of the Option Period, FHT (and its Down-Stream Affiliates) shall not work with any Third Party or itself engage in efforts to [ * ] (or any [ * ] associated with the [ * ] such [ * ] was [ * ] ) to identify [ * ] for [ * ] with respect to any [ * ] , including to conduct [ * ] .

2.9.4	As used in this Section 2.9, “Down-Stream Affiliate” means (a) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by FHT; or (b) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by FHT or a corporation or business entity described in (a).

2.10	No Encumbrances. During the Collaboration Program Term, or at any time after Merck Triggers either the Test Exclusivity License or the Product Exclusivity License, FHT shall not encumber or convey any rights to Collaboration Program Inventions and Results or Patent Rights.

ARTICLE 3 LICENSES; EXCHANGE OF INFORMATION; DEVELOPMENT AND COMMERCIALIZATION.

3.1	FHT License Grants to Merck.

3.1.1	License to Conduct the Collaboration Program. FHT hereby grants Merck a non-exclusive license under (i) FHT Collaboration Program Inventions and Results, (ii) FHT Collaboration Program Patents, and (iii) FHT Independent Inventions and Improvements, for the sole purposes of enabling Merck to conduct the Collaboration Program activities assigned to Merck or its Affiliates under the Work Plan. The foregoing license may be sublicensed to Merck Affiliates and to Third Parties acting on behalf of Merck.

3.1.2	Exclusive Access to and Use of Biological Samples and Data. In consideration of the fees set out in Sections 5.2 and 5.4.1, FHT hereby grants Merck and its Affiliates, during the Collaboration Program Term, an exclusive right to access, test, profile, analyze and use all Biological Samples and Data within the TALON Registry as Merck deems scientifically appropriate. Following the Collaboration Program Term, Merck’s exclusive access rights to such Biological Samples and Data shall continue when and if it Triggers the Product Exclusivity License or the Test Exclusivity License. If Merck does not Trigger either a Product Exclusivity License or Test Exclusivity License, Merck’s exclusive access rights to such Biological Samples and Data convert into non-exclusive access rights.

3.1.3	License Grants In and Outside of the Test Field.

(a)	Non-exclusive License Grants. Upon the Effective Date and subject to the

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provisions of Section 3.1.3(c), FHT hereby grants to Merck a non-exclusive, sublicensable license in the Territory under FHT Collaboration Program Patents, and to use FHT Collaboration Program Inventions and Results:

(i)	In the Test Field, subject to the non-exclusivity milestones and royalties described in Sections 5.6 and 5.11; and

(ii)	For all uses outside of the Test Field, subject to the non-exclusivity milestones and royalties described in Sections 5.5 and 5.11.

(b)	Exclusive License Grants

(i)	Effective as provided in Section 3.1.3(c)(i), FHT hereby grants to Merck an exclusive, sublicensable license in the Territory under the Patent Rights, and to use the FHT Collaboration Program Inventions and Results, in each case solely in the Test Field, subject to the exclusivity milestones and royalties described in Sections 5.9 and 5.11 (“Test Exclusivity License”).

(ii)	Effective as provided in Section 3.1.3(c)(ii), FHT hereby grants to Merck an exclusive, sublicensable license in the Territory under the Patent Rights, and to use the FHT Collaboration Program Inventions and Results, in each case solely for purposes outside the Test Field, subject to the exclusivity milestones and royalties described in Sections 5.7, 5.8 and 5.11 (“Product Exclusivity License”).

(c)	Effectiveness of License Grants. The exclusive license grants of Section 3.1.3(b) shall become effective and the non-exclusive license grants of Section 3.1.3(a) shall expire as follows:

(i)	The exclusive license grant in Section 3.1.3(b)(i) shall become effective and the non-exclusive license grant of Section 3.1.3(a)(i) shall expire, immediately upon Merck’s written notice to FHT of its desire to trigger the Test Exclusivity License, subject to Merck’s payment of the fee described in Section 5.9, provided that Merck sends such notice to FHT prior to the expiration of the Option Period;

(ii)	The exclusive license grant in Section 3.1.3(b)(ii) shall become effective and the non-exclusive license grant of Section 3.1.3(a)(ii) shall expire, immediately upon Merck’s written notice to FHT of its desire to trigger the Product Exclusivity License, subject to Merck’s payment of the fee described in Section 5.7.1, provided that Merck sends such notice to FHT prior to the expiration of the Option Period.

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3.1.4	Non-Exclusive License Grants. If the making, having made, use, offer for sale, sale or import by Merck, its Affiliates and sublicensees of Therapeutic Products or Tests would infringe during the term of this Agreement a claim of issued letters patent either in existence as of the Effective Date, or claiming priority to an application in existence as of the Effective Date and Controlled by FHT and which patents are not otherwise covered by the license grant in this Article 3, FHT hereby grants to Merck, to the extent FHT is legally able to do so, a non-exclusive, royalty-free license in the Territory under such issued letters patent for Merck, to develop, make, have made, use, sell, offer for sale or import Therapeutic Products, Products and Tests in the Territory. Such non-exclusive license is sublicensable, but only to the extent the sublicensee is acting on behalf of Merck or a Merck Affiliate.

3.2	Merck License Grants to FHT.

3.2.1	License to Conduct the Collaboration Program. Merck hereby grants FHT a non-exclusive license under (i) Merck Collaboration Program Inventions and Results, (ii) Merck Collaboration Program Patents, and (iii) Merck Independent Inventions, and Improvements for the sole purpose of enabling FHT to conduct the Collaboration Program activities assigned to FHT under the Work Plan. The foregoing license may be sublicensed with the consent of Merck to Third Parties (including CROs) acting on behalf of FHT.

3.2.2	License Grants In and Outside the Test Field; Joint Inventions.

(a)	Test Field. If Merck does not Trigger the Test Exclusivity License in accordance with Section 3.1.3(c)(i), then, effective as of the first day after the expiration of the Option Period, Merck hereby grants to FHT a non-exclusive, royalty-free, sublicensable license in the Territory under Merck Collaboration Program Patents, and to use Merck Collaboration Program Inventions and Results, in the Test Field.

(b)	Outside the Test Field. If Merck does not Trigger the Product Exclusivity License in accordance with Section 3.1.3(c)(ii), then, effective as of the first day after the expiration of the Option Period, Merck grants to FHT a non-exclusive, royalty-free, sublicensable license in the Territory under Merck Collaboration Program Patents, and to use Merck Collaboration Program Inventions and Results, for all purposes outside the Test Field.

(c)	If Merck does not Trigger the Test Exclusivity License in accordance with Section 3.1.3(c)(i), each Party shall continue to hold its respective one-half interest in and to any Joint Collaboration Program Inventions and Joint Patent Rights, including the right to sublicense thereunder, for purposes of developing, using and commercializing (i) prognostic test(s) [ * ] and/or (ii) diagnostic test(s) [ * ] ; and/or (y) [ * ] .

(d)	If Merck does not Trigger the Product Exclusivity License in accordance

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with Section 3.1.3(c)(ii), each Party shall continue to hold its respective one-half interest in and to any Joint Collaboration Program Inventions and Joint Patent Rights, including the right to sublicense thereunder, for purposes of developing, using and commercializing pharmaceutical or biological therapeutics.

3.3	No Implied Licenses. Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Information disclosed to it under this Agreement or under any patents or patent applications owned or licensed by the other Party or its Affiliates.

ARTICLE 4 CONFIDENTIALITY AND PUBLICATION.

4.1	Nondisclosure Obligation. All Information disclosed by one Party to the other Party under this Agreement shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party or used for any purpose except as set forth in this Agreement without the prior written consent of the disclosing Party, except to the extent that such Information:

4.1.1	is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

4.1.2	is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;

4.1.3	is subsequently disclosed to the receiving Party, with no restrictions on further disclosure, by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party;

4.1.4	is developed by the receiving Party independently of Information received from the disclosing Party, as documented by the receiving Party’s business records;

4.1.5	is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain or maintain approval to conduct clinical trials or to market Therapeutic Products or Tests, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

4.1.6	is disclosed to Affiliates, agents, consultants, and/or other Third Parties on a need-to-know basis for purposes reasonably necessary or advisable for the research and development, manufacturing and/or marketing of Therapeutic Product and Test (or for such entities to determine their interest in performing such activities) in accordance with this Agreement on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that are no less stringent than those confidentiality and non-use provisions contained in this Agreement; provided, however, that the term of confidentiality for such Third Parties shall be no less than ten (10) years; or

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4.1.7	is deemed necessary by counsel to the receiving Party to be disclosed to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the receiving Party, on the condition that such attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations that are no less stringent than those confidentiality and non-use provisions contained in this Agreement.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

If a Party is required by law, regulation, or judicial or administrative process to disclose Information that is subject to the non-disclosure provisions of this Section 4.1, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Information that is disclosed by law, regulation, judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 4.1 and the Party disclosing such Information shall take all steps reasonably necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Information.

4.2

Publication. Merck and FHT each acknowledge the other Party’s interest in publishing the results of its research in order to obtain recognition within the scientific community and to advance the state of scientific knowledge. Authorship of any publication shall be determined based on the accepted standards used in peer-reviewed, academic journals at the time of the proposed publication. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, except for disclosures permitted pursuant to Section 4.1, either Party, its employees or consultants wishing to make a publication or presentation disclosing Collaboration Program Inventions and Results during the Collaboration Program Term shall deliver to the other Party a copy of the proposed written publication or an outline of a presentation at least sixty (60) days prior to submission for publication or presentation. The reviewing Party shall have the right (a) to propose modifications to the publication or presentation for patent reasons, or to remove trade secrets or confidential business information or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing Party requests a delay, the publishing Party shall delay submission or presentation for a period of ninety (90) days to enable patent applications protecting each Party’s rights in such information to be filed in accordance with Article 7. Upon expiration of such ninety (90) days, the publishing Party shall be free to proceed with the publication or presentation. If the reviewing Party requests modifications to the publication or presentation, the publishing Party shall edit such publication to prevent disclosure of the applicable trade secret or

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confidential business information prior to submission of the publication or presentation. Any publication or presentation made pursuant to this Section 4.2 shall acknowledge the contributions made by the reviewing Party. For clarity, FHT is not entitled to publish or disclose Excluded Merck Compound Rights without Merck’s prior written consent.

4.3	Publicity/Use of Names. No disclosure of the existence, or the terms, of this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by law or regulation to which the Party concerned is subject, provided, that in any event the disclosing Party shall use good faith efforts to give the non-disclosing Party an opportunity, with reasonable advance notice, to review and comment on any proposed disclosure, where practicable. Notwithstanding the foregoing, each Party shall be entitled to announce the execution of this Agreement using the press release attached as Schedule B. Neither disclosures of information for which consent has previously been obtained, nor information of a similar nature to that which has been previously disclosed publicly with respect to this Agreement, will require advance approval.

ARTICLE 5 COLLABORATION PROGRAM FUNDING, MILESTONES AND ROYALTIES

5.1	Initial Collaboration Program Fees. In consideration for the rights and licenses granted to Merck in this Agreement during the Initial Term, and FHT’s performance of its obligations under this Agreement during the Initial Term, Merck shall make an initial one-time payment of [ * ] no later than fifteen (15) days after the Effective Date.

5.2	Registry Access and Prospective Registry Fees.

5.2.1	TALON Registry Access. In consideration for Merck’s exclusive rights to the TALON Registry under the Initial Term, Merck shall make a one-time upfront payment of [ * ] no later than [ * ] days after the Effective Date. If Merck exercises its right to extend the Collaboration Program Term beyond the Initial Term, Merck shall retain full access rights to the Talon Registry.

5.2.2	Prospective Registry Fee. Merck shall make a one-time payment of [ * ] , no later than [ * ] after the JCC notifies Merck that the number and type of Biological Samples and Data in the Prospective Registry and described in Section 2.4.4 have been collected by FHT and delivered to Merck in accordance with that Section.

5.3	Initial Clinical Study Funding Fee. As consideration to FHT for conducting CPCSs during the Initial Term pursuant to Section 2.4.9, Merck shall make a one-time upfront payment of [ * ] no later than [ * ] after the Effective Date.

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5.4	Additional Payments. In addition to the fees set out in Section 5.1, 5.2 and 5.3, Merck shall pay to FHT the following contingent payments with respect to each of the following milestones, if the milestone relating to the specified contingent payment is satisfied:

5.4.1	Collaboration Program Term Extension Fees and Funding.

(a)	Merck shall make a one-time payment of [ * ] for each or any 12-month extension of the Collaboration Program Term in accordance with Section 2.8. Each or any such payment is due no later than [ * ] after the date on which the Collaboration Program Term would have expired if not for the extension.

(b)	Merck shall make a one-time payment of [ * ] for each or any one-year extension of the Collaboration Program Term in accordance with Section 2.8 in consideration of FHT’s performance of its obligations under Section 2.4.9(c) in the year covered by such extension. Each or any such payment is due no later than [ * ] after the date on which the Collaboration Program Term would have expired if not for the extension

5.4.2	Payments if Merck does not Trigger Product Exclusivity License. If Merck does not Trigger the Product Exclusivity License during the Option Period, it shall pay FHT no later than [ * ] days after the expiration of the Option Period:

(a)	[ * ] , if Merck extended the Collaboration Program Term to twenty four (24) months pursuant to Section 2.8; or

(b)	[ * ] if Merck extended the Collaboration Program Term to thirty six (36) months pursuant to Section 2.8.

5.5	Therapeutic Product Development Milestones Under the Non-Exclusive License. Provided that Merck has not Triggered the Product Exclusivity License, Merck shall pay to FHT the following payments no later than thirty (30) days following completion of the following Product development milestones:

(a)	Product Non-Exclusivity Milestone 1. Merck will make a milestone payment to FHT on Initiation of the first Phase III Clinical Trial for each Therapeutic Product, regardless of Indication, if Merck included [ * ] in the [ * ] it submitted to the FDA for such Phase III Clinical Trial. The milestone payable is:

(i)	[ * ] if the [ * ] included in the [ * ] are [ * ] in support of [ * ] for that Therapeutic Product’s entry into Phase III Clinical Trials; or

(ii)	[ * ] if the [ * ] included in the [ * ] do not provide support for Phase III Clinical Trial [ * ] .

(b)	Therapeutic Product Non-Exclusivity Milestone 2. Merck will pay a milestone of [ * ] on Filing of the first NDA for each Therapeutic Product with a Major Indication in the first Major Market, if [ * ] are included in that NDA.

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(c)	Therapeutic Product Non-Exclusivity Milestone 3. Merck will pay a milestone of [ * ] on the first Marketing Authorization for each Therapeutic Product with a Major Indication in the first Major Market, if [ * ] are included in that Therapeutic Product’s NDA.

5.6	Test Development Milestones Under the Non-Exclusive License. Provided that Merck has not Triggered the Test Exclusivity License, Merck shall pay to FHT the following amounts no later than thirty (30) days following completion of the following Test development milestones:

(a)	Test Non-Exclusivity Milestone 1. Merck will pay a milestone of [ * ] to FHT on first Filing for a Test in the first Major Market.

(b)	Test Non-Exclusivity Milestone 2. Merck will pay a milestone of [ * ] to FHT on first Marketing Authorization in the first Major Market.

5.7	Payments if Merck Triggers the Product Exclusivity License. In order for Merck to make effective the Product Exclusivity License, Merck shall pay to FHT the following amounts:

5.7.1	Product Exclusivity License Payment. Merck will pay a one-time payment of [ * ] within [ * ] of the date that Merck sends written notice to FHT of its desire to exercise the Product Exclusivity License pursuant to Section 3.1.3(c)(ii).

5.7.2	Development Candidate Milestones. If, as a result of the profiling activities set forth in Section 2.4.6, (a) Merck obtains [ * ] on a [ * ] and includes those [ * ] in the [ * ] submitted by Merck in support of [ * ] for that [ * ] ; and (b) such [ * ] enters a [ * ] for a [ * ] before the [ * ] of the Effective Date, then Merck will pay FHT [ * ] no later than [ * ] after such Merck NCE achieves (a) and (b) of this Section 5.7.2. This milestone payment is payable [ * ] .

5.7.3	Therapeutic Product Milestone Make-Up Payment. If Merck Triggers the Product Exclusivity License and a Product development milestone set forth in Section 5.5(a)(i), 5.5(b) or 5.5(c) has been met [ * ] Merck so Triggered the Product Exclusivity License, Merck shall [ * ] to FHT [ * ] with respect to such Therapeutic Product, [ * ] .

5.8	Therapeutic Product Development Milestones Under the Exclusive License. Provided that Merck has exercised the Product Exclusivity License, Merck shall pay FHT the following amounts no later than [ * ] following completion of the following Product development milestones:

(a)	Therapeutic Product Exclusivity Milestone 1: Merck will make a milestone payment to FHT on Initiation of the first Phase III Clinical Trial

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for each Therapeutic Product, [ * ] , if Merck included [ * ] in the [ * ] it submitted to the FDA for such Phase III Clinical Trial. The milestone payable is:

(i)	[ * ] if the [ * ] included in the [ * ] are [ * ] in support of [ * ] for that Therapeutic Product’s entry into Phase III Clinical Trials; or

(ii)	[ * ] if the [ * ] included in the [ * ] do not provide support for Phase III Clinical Trial [ * ] .

(b)	Therapeutic Product Exclusivity Milestone 2: Merck will pay a milestone of [ * ] on Filing of the first NDA for each Therapeutic Product with a Major Indication in the first Major Market, if [ * ] are included in that NDA.

(c)	Therapeutic Product Exclusivity Milestone 3: Merck will pay a milestone of [ * ] on the first Marketing Authorization for each Therapeutic Product with a Major Indication in the first Major Market, if [ * ] are included in that Therapeutic Product’s NDA.

5.9	Payments if Merck Triggers the Test Exclusivity License. If Merck sends written notice to FHT pursuant to Section 3.1.3(c)(i) of its desire to exercise the Test Exclusivity License, Merck shall pay FHT a one-time payment of [ * ] within [ * ] of the date that Merck sends such written notice to FHT the Test Exclusivity License.

5.9.1	Test Exclusivity Milestones. In addition, Merck shall make the following milestone payments to FHT no later than [ * ] following completion of the following Test development milestones:

(a)	Test Exclusivity Milestone 1: Merck will pay a milestone of [ * ] to FHT on [ * ] in the first Major Market.

(b)	Test Exclusivity Milestone 2: Merck will pay a milestone of [ * ] to FHT on [ * ] in the first Major Market.

5.10	Therapeutic Product and Test Development Milestones – General. The Therapeutic Product development milestones set out in Sections 5.5 and 5.8 and the Test Development milestones set out in Sections 5.6 and 5.9 are payable [ * ] , upon the [ * ] of each such milestone by a [ * ] or a [ * ] , provided, that in no event will any milestones be payable after the [ * ] of the Effective Date. Different Therapeutic Products shall be differentiated based upon whether they contain [ * ] as an [ * ] compared to another Therapeutic Product. Different Tests shall be differentiated based upon whether they contain [ * ] within [ * ] as compared to another Test.

For the purposes of clarity, the Parties acknowledge and agree, that Merck may develop and commercialize [ * ] in various [ * ] , or as a [ * ] , and that all [ * ] of [ * ] containing the same [ * ] , whether as the [ * ] or in a [ * ] , shall be considered the same [ * ] for determining any milestone payments due.

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5.11	Royalties on Test and Product Sales. Subject to the terms and conditions of this Agreement, Merck shall pay FHT the following royalties:

(a)	Royalties of Test Net Sales: [ * ] of total annual worldwide Net Sales of Tests in the Territory.

(b)	Royalties of Product Net Sales: royalties calculated on [ * ] basis in an amount equal to:

(i)	Labeled Products – [ * ] of total annual worldwide Net Sales of Labeled Product in the Territory.

(ii)	Dose Ranging Product – [ * ] of total annual worldwide Net Sales of Dose Ranging Product in the Territory.

(iii)	Enhanced Label Products

(1)	[ * ] of [ * ] of each Enhanced Label Product in the Territory [ * ] ; and

(2)	[ * ] of [ * ] of each Enhanced Label Product in the Territory [ * ]

5.12	Royalties – General.

5.12.1	Product and Test royalties are payable at the rates set out above regardless of whether Merck has exercised the Product Exclusivity License or Test Exclusivity License.

5.12.2	Product royalties shall be based only on the highest tier achieved (Labeled Products, Dose Ranging Products or Enhanced Label Products); royalty tiers are not additive.

5.12.3	Royalty Term:

(a)	Test Royalty Term. Royalties on Tests at the rate set out above shall be effective on a Test-by-Test and country by country-basis, as of the date of First Commercial Sale of a particular Test and end upon the expiration of the later of (i) the last-to-expire issued Valid Test Patent Claim on such Test in such country or (ii) [ * ] from First Commercial Sale of such Test in such country, provided, however that in no event will any royalties be payable on Net Sales of Tests occurring after [ * ] .

(b)	Product Royalty Term. Royalties on Products at the rates set out above shall be effective, on a Product-by-Product and country-by-country

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basis, as of the date of First Commercial Sale of a particular Product and end upon the expiration of the later of (i) the expiration date of the last-to-expire issued Valid Product Patent Claim on such Product in such country or (ii) [ * ] from First Commercial Sale of such Product in such country; provided, however that in no event will any royalties be payable on Net Sales of any Product occurring after [ * ] .

5.12.4	Conditions on Payment of Royalties. All royalties are subject to the following conditions:

(a)	that only one (1) royalty shall be due with respect to the same unit of Product or Test;

(b)	that no royalties shall be due upon the sale or other transfer among Merck, its Affiliates or sublicensees of Products or Test, but in such cases the royalty shall be due and calculated upon Merck’s or its Affiliate’s or its sublicensee’s Net Sales to the first independent Third Party; and

(c)	no royalties shall accrue on the disposition of any Product or Test in reasonable quantities by Merck, its Affiliates or sublicenses as samples (promotion or otherwise), as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose), or for use in a clinical trial.

5.12.5	Compulsory Licenses. If a compulsory license is granted to a Third Party with respect to any Product in any country in the Territory with a royalty rate lower than the royalty rate provided by Section 5.11, then the royalty rate to be paid by Merck on Net Sales in that country under Section 5.11 shall be reduced to the rate paid by the compulsory licensee.

5.13	Reports; Payment of Royalty. During the term of this Agreement following the First Commercial Sale of a Product or Test, Merck shall furnish to FHT a quarterly written report for the Calendar Quarter showing the Net Sales of all Products or Tests subject to royalty payments sold by Merck and its Related Parties in the Territory during the reporting period and the royalties payable under this Agreement. Reports shall be due on the [ * ] day following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Merck shall keep complete and accurate records in sufficient detail to enable the royalties payable to be determined.

5.14	Audits.

5.14.1

Upon the written request of FHT and not more than once in each Calendar Year, Merck shall permit an independent certified public accounting firm of nationally recognized standing selected by FHT and reasonably acceptable to Merck, at FHT’s expense, to have access during normal business hours to such of the records of Merck as may be reasonably necessary to verify the accuracy of the

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royalty reports hereunder for any year ending not more than [ * ] months prior to the date of such request. The accounting firm shall disclose to FHT only whether the royalty reports are correct or incorrect and the amount of any discrepancy. No other information shall be provided to FHT.

5.14.2	If such accounting firm correctly identifies a discrepancy made during such period, the appropriate Party shall pay the other Party the amount of the discrepancy within thirty (30) days of the date FHT delivers to Merck such accounting firm’s written report so correctly concluding, or as otherwise agreed upon by the Parties. The fees charged by such accounting firm shall be paid by FHT.

5.14.3	Merck shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Merck, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by FHT’s independent accountant to the same extent required of Merck under this Agreement.

5.14.4	Upon the expiration of [ * ] months following the end of any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon FHT, and Merck and its Affiliates and sublicensees shall be released from any liability or accountability with respect to royalties for such year.

5.14.5	FHT shall treat all financial information subject to review under this Section 5.14 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Merck and/or its Affiliates and sublicensees obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

5.15	Payment Exchange Rate. All payments to be made by Merck to FHT under this Agreement shall be made in United States dollars and may be paid by check made to the order of FHT or bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by FHT from time to time. In the case of sales outside the United States, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars due FHT shall be made at the rate of exchange utilized by Merck in its worldwide accounting system[ * ] in which such sales are recorded by Merck.

5.16	Income Tax Withholding. If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this Agreement, Merck shall make such withholding payments as may be required and shall subtract such withholding payments from the payments set forth in this Article 5. Merck shall submit appropriate proof of payment of the withholding taxes to FHT within a reasonable period of time.

5.17	Sharing Certain Sublicense Revenue. If Merck Triggers the Product Exclusivity License or Test Exclusivity License (or both) and subsequently grants a Third Party a

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license or sublicense under any Collaboration Program Patent Rights or to use any Collaboration Program Inventions and Results to enable such Third Party licensee to discover, identify, develop and sell any therapeutic product or any diagnostic or prognostic test then Merck will owe to FHT a percentage of any payments Merck receives as consideration for such license or sublicense, including without limitation upfront fees, milestone fees, and product royalties (“Merck Licensing Revenue”) as follows:

(i)	[ * ] of Merck Licensing Revenue received by Merck from the Third Party in consideration for a license or sublicense to discover, identify, develop and sell any therapeutic product.

(ii)	[ * ] of Merck Licensing Revenue received by Merck from the Third Party in consideration for a license or sublicense to discover, identify, develop and sell any diagnostic or prognostic test.

ARTICLE 6 REPRESENTATIONS AND WARRANTIES

6.1	Representations and Warranties of Each Party. Each Party represents and warrants to the other Party that as of the Effective Date:

6.1.1	it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

6.1.2	this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and

6.2	FHT Representations and Warranties. FHT represents and warrants to Merck that as of the Effective Date:

6.2.1	it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the TALON Registry and the Biological Samples and Data contained therein;

6.2.2	to the best of FHT’s knowledge, it is the sole and exclusive owner of the TALON Registry all of which are free and clear of any liens, charges and encumbrances that would have a material effect on the Collaboration Program, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership whatsoever with respect to the same;

6.2.3	there are no judgments or settlements against or owed by FHT and no pending (or, to the best of FHT’s knowledge, threatened) claims or litigation relating to

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FHT Independent Inventions and Improvements and the TALON Registry, and to the best of FHT’s knowledge, the presently contemplated use of FHT Independent Inventions and Improvements under the Collaboration Program does not infringe any intellectual property rights owned or possessed by any Third Party; and

6.2.4	FHT has disclosed to Merck all reasonably relevant information known to FHT regarding the FHT Independent Inventions and Improvements, and the TALON Registry, including without limitation all patent opinions obtained by FHT related thereto.

ARTICLE 7 PATENT PROVISIONS.

7.1	Independent Inventions and Improvements

7.1.1	FHT is solely responsible, at its sole discretion, for filing, prosecution, maintenance, defense and enforcement of the FHT Independent Inventions and Improvements.

7.1.2	Merck is solely responsible, at its sole discretion, for filing, prosecution, maintenance, defense and enforcement of the Merck Independent Inventions and Improvements.

7.2	Filing, Prosecution and Maintenance of Collaboration Patents.

7.2.1	FHT Collaboration Program Patents:

(a)	The terms of this Section 7.2.1(a) shall apply to all FHT Collaboration Program Patents during the Option Period and, following Merck’s Trigger of the Product Exclusivity License or the Test Exclusivity License, shall apply to all FHT Collaboration Program Patents that are the subject of such exclusive license(s). FHT shall be initially responsible, at its expense, for the filing, prosecution and maintenance in the Territory, upon appropriate consultation with Merck, of the FHT Collaboration Program Patents. FHT shall give Merck an opportunity to review the text of any FHT Collaboration Program Patent before filing, shall consult with Merck with respect thereto, and shall provide Merck with a copy of any FHT Collaboration Program Patents as filed, together with notice of its filing date and serial number. FHT shall keep Merck advised of the status of the actual and prospective patent filings and upon Merck’s request, shall provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings. FHT shall promptly give notice to Merck of the grant, lapse, revocation, surrender, invalidation or abandonment of FHT Collaboration Program Patents. If FHT elects not to file, prosecute or maintain a FHT Collaboration Program Patent, FHT shall notify Merck and Merck shall have the right to file, prosecute or maintain such FHT Collaboration Program Patent, at Merck’s sole expense. In such event, FHT shall execute such documents and perform such acts at FHT’s expense as may be reasonably necessary to transfer to Merck the right to perform such filing, prosecution or maintenance.

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(b)	Following expiration of the Option Period, FHT may file, prosecute, maintain, enforce and defend, at its sole discretion, any FHT Collaboration Program Patents that are neither the subject of an effective Product Exclusivity License nor Test Exclusivity License.

7.2.2	Merck Collaboration Program Patents: Merck is solely responsible, at its sole discretion, for filing, prosecution, maintenance, defense and enforcement of Merck Collaboration Program Patents.

7.3	Joint Collaboration Program Patents.

7.3.1	Merck shall have the first right to file, prosecute and maintain Joint Collaboration Program Patents. Merck may elect not to file, prosecute, or maintain any Joint Collaboration Program Patents, on a country by country basis, and if so shall notify FHT of that decision. FHT shall reply to such notice within forty-five (45) days, indicating whether it wishes to take over filing, prosecuting and/or maintaining of any Joint Collaboration Program Patent that is the subject of the notice. In the absence of a reply within that forty-five (45) day period, Merck has no further responsibility for the Joint Collaboration Patent that is the subject of the notice. If FHT provides a notice assuming responsibility, FHT may subsequently elect not to file, prosecute, or maintain Joint Collaboration Program Patents, on a country by country basis, and if so shall notify Merck of that decision. Merck shall reply to such notice within forty-five (45) days, indicating whether it wishes to take over filing, prosecuting and/or maintaining Joint Collaboration Program Patent that is the subject of the notice. In the absence of a reply within that forty (45) day period, FHT has no further responsibility for the Joint Collaboration Patent that is the subject of the notice.

7.3.2	Each Party shall execute such documents and perform such acts as reasonably necessary for the filing, prosecution or maintenance of Joint Collaboration Program Patents. The Party responsible for the filing, prosecution or maintenance of a particular Joint Collaboration Program Patent (the “Filing Party”) shall give the other Party (the “Non-Filing Party”) an opportunity to review the text of the application before filing, shall consult with the Non-Filing Party with respect thereto, and shall supply the Non-Filing Party with a copy of the application as filed, together with notice of its filing date and serial number. The Filing Party shall keep the Non-Filing Party advised of the status of the actual and prospective patent filings and upon request, shall provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings. The Filing Party shall promptly give notice of any Joint Collaboration Program Patents grant, lapse, revocation, surrender, invalidation or abandonment.

7.3.3	The Filing Party is responsible for all official fees. Each Party is responsible for its own costs and attorney fees

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7.4	Interference, Opposition, Reexamination and Reissue.

7.4.1	Within ten (10) days of learning of any request for, or filing or declaration of, any interference, opposition, reissue or reexamination relating to FHT Collaboration Program Patents exclusively licensed or subject to an exclusive license option, FHT shall inform Merck of such event. Merck and FHT shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding. Merck shall have the right to review and approve any submission to be made in connection with such proceeding.

7.4.2	FHT shall not initiate any reexamination, interference or reissue proceeding relating to FHT Collaboration Program Patent Rights exclusively licensed or subject to Merck’s exclusive license option without the prior written consent of Merck, which consent shall not be unreasonably withheld.

7.4.3	In connection with any interference, opposition, reissue, or reexamination proceeding relating to FHT Collaboration Program Patent Rights exclusively licensed or subject to an exclusive license option, Merck and FHT will cooperate fully and will provide each other with any information or assistance that either may reasonably request. FHT shall keep Merck informed of developments in any such action or proceeding, including, to the extent permissible by law, consultation and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.

7.4.4	FHT shall bear the expense of any interference, opposition, reexamination, or reissue proceeding relating to FHT Collaboration Program Patent Rights.

7.4.5	For Joint Collaboration Program Patents exclusively licensed, or subject to the exclusive license option described in this Agreement, the Filing Party is treated in the same manner as FHT is treated in Sections 7.4.1-7.4.4.

7.4.6	For Joint Collaboration Program Patents where Merck does not Trigger the Product Exclusivity License or Test Exclusivity License, Merck and FHT shall consult and cooperate fully to determine a course of action with respect to any items addressed in Sections 7.4.1-7.4.4.

7.5	Enforcement and Defense.

7.5.1	Each Party shall give the other party notice of either (i) any infringement of Joint Collaboration Program Patent Rights and FHT Collaboration Program Patent Rights exclusively licensed or subject to an exclusive license option, or (ii) any misappropriation or misuse of Joint Collaboration Program Inventions and Results or FHT Collaboration Program Inventions and Results that are exclusively licensed or subject to the exclusive license option described in this Agreement, that may come to its attention. Merck and FHT shall thereafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action by either or both Merck and FHT, to terminate such infringement or misappropriation or misuse. Each Party shall have the right to be represented by counsel of its own choice and expense.

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(a)	FHT, upon notice to Merck, shall have the first right to initiate and prosecute legal action at its own expense and in the name of FHT and/or Merck, or to control the defense of any declaratory judgment action relating to FHT Collaboration Program Patent Rights or FHT Collaboration Program Inventions and Results that are exclusively licensed or subject to the exclusive license option described in this Agreement. FHT shall promptly inform Merck if it elects not to exercise such first right and Merck shall thereafter have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of Merck and, if necessary, FHT.

(b)	Merck, upon notice to FHT, shall have the first right to initiate and prosecute legal action at its own expense and in the name of FHT and/or Merck, or to control the defense of any declaratory judgment action relating to Joint Collaboration Program Patent Rights or Joint Collaboration Program Inventions and Results that are exclusively licensed or subject to the exclusive license option described in this Agreement. Merck shall promptly inform FHT if it elects not to exercise such first right and FHT shall thereafter have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of FHT and, if necessary, Merck.

(c)	Merck and FHT shall consult and cooperate fully to determine a course of action with respect to Joint Collaboration Program Patent Rights and Joint Collaboration Program Inventions and Results, where Merck does not Trigger the Product Exclusivity License or Test Exclusivity License.

7.5.2	For any action to terminate any infringement under 7.5.1, if a Party is unable to initiate or prosecute such action solely in its own name, the other Party will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary to initiate litigation to prosecute and maintain such action, all at the expense (limited to out-of-pocket costs) of the Party initiating such action. In connection with any action, Merck and FHT will cooperate fully and will provide each other with any information or assistance that either may reasonably request. Each Party shall keep the other informed of developments in any action or proceeding, including, to the extent permissible by law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.

7.5.3	Any recovery obtained by [ * ] Merck and FHT in connection with or as a result of any action contemplated by this Section 7.5, whether by settlement or otherwise, shall be shared in order as follows:

(a)	[ * ] shall recoup [ * ] of its costs and expenses incurred in connection with the action;

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(b)	[ * ] shall then, to the extent possible, recover [ * ] costs and expenses incurred in connection with the action; and

(c)	the amount of any recovery remaining shall then be allocated between the Parties [ * ] taking into consideration the [ * ] .

7.5.4	FHT shall inform Merck of any certification regarding any Patent Rights it has received pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions or any similar provisions in a country in the Territory other than the United States, and shall provide Merck with a copy of such certification within five (5) days of receipt. FHT’s and Merck’s rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in Section 7.5.3 provided, however, that FHT shall exercise its first right to initiate and prosecute any action and shall inform Merck of such decision within ten (10) days of receipt of the certification, after which time Merck shall have the right to initiate and prosecute such action. Regardless of which Party has the right to initiate and prosecute such action, both Parties shall, as soon as practicable after receiving notice of such certification, convene and consult with each other regarding the appropriate course of conduct for such action. The non-initiating Party shall have the right to be kept fully informed and provide input regarding the appropriate course of conduct for such action, and the right to join and participate in such action using its own counsel at its expense.

7.6	Patent Term Restoration. The Parties hereto shall cooperate with each other, including without limitation to provide necessary information and assistance as the other Party may reasonably request, in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Patent Rights exclusively licensed to Merck. If elections with respect to obtaining such patent term restoration are to be made, Merck shall have the right to make the election, subject to good faith consultation with FHT, and FHT agrees to abide by such election.

ARTICLE 8 TERM AND TERMINATION

8.1	Term and Expiration. This Agreement shall be effective as of the Effective Date and unless terminated earlier pursuant to Sections 8.2 or 8.3, this Agreement shall continue in effect until expiration of all royalty obligations hereunder. Upon expiration of this Agreement, (a) Merck’s licenses under Article 3 shall become fully paid-up, perpetual licenses; and (b) FHT’s license granted pursuant to Section 3.2.2, if in effect at such time, will become a perpetual, fully-paid up license.

8.2

Termination by Merck of the Collaboration Program. Notwithstanding anything contained in this Agreement to the contrary, Merck shall have the right to terminate the Collaboration Program at any time in its sole discretion by giving ninety (90) days’ advance written notice to FHT. In the event of the termination by Merck of the

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Collaboration Program under this Section 8.2, the “Option Period” shall then be deemed to extend only until thirty (30) days following the effective date of such termination. If Merck terminates the Collaboration Program and does not Trigger either the Test Exclusivity License or the Product Exclusivity License, the non-exclusive license grants set forth in Sections 3.1.3 and 3.2.2 shall remain in effect. In addition, provided that Merck has not Triggered the Product Exclusivity License prior to terminating the Collaboration Program, Merck shall pay to FHT the appropriate payment specified in Section 5.4.2 (a) or (b) no later than 15 days after the expiration of the Option Period.

Termination by Merck of the Collaboration Program under this Section 8.2 shall not affect Merck’s continued obligation to pay milestones and royalties as set forth in Article 5. No later than thirty (30) days after the effective date of such termination, each Party shall return or cause to be returned to the other Party all Information in tangible form received from the other Party and all copies thereof; provided, however, that each Party may retain any Information reasonably necessary for such Party’s continued practice under the non-exclusive licenses referred to above, and may keep one copy of Information received from the other Party in its confidential files for record purposes.

8.3	Termination for Cause.

8.3.1	Cause for Termination. This Agreement may be terminated at any time during the term of this Agreement:

(a)	upon written notice by either Party if the other Party is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within ninety (90) days after notice requesting cure of the breach; provided, however, in the event of a good faith dispute with respect to the existence of a material breach, the ninety (90) day cure period shall be tolled until such time as the dispute is resolved pursuant to Section 9.7; and provided, further, that neither Party shall be entitled to terminate this Agreement or any rights and obligations of the Parties hereunder, due to any such breach by the other Party of its obligations under Article 4 (Confidentiality or Publication), but in such case: (i) the non-breaching Party remains entitled to pursue, all rights and remedies at law or in equity available to it (including, but not limited to monetary damages); and (ii) if Merck is the non-breaching Party in such instance, Merck may reduce milestone and/or royalty obligations by the amount of the monetary damages suffered by Merck as a result of the material breach of this Agreement by FHT to the extent those damages have been determined pursuant to Section 9.7, or

(b)	by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

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8.3.2	Effect of Termination for Cause on License.

(a)	If Merck terminates this Agreement under Section 8.3.1(a) or (b), then in addition to any other remedies available to Merck at law or in equity:

(i)	Merck retains the exclusive right to access the TALON Registry (and the Biological Samples and Data contained therein), for any purpose, including to support regulatory filings, and to the extent [ * ] the TALON Registry or any portion of the Prospective Registry or the CPCS Samples and Data, FHT shall [ * ] such [ * ] to Merck in accordance with Merck’s instructions;

(ii)	Merck’s licenses pursuant to Sections 3.1 and 3.1.4 shall become perpetual licenses, subject to continued payment of milestones and royalties thereon as provided in Article 5; provided that, Merck may reduce milestone and/or royalty obligations by the amount of the monetary damages suffered by Merck as a result of the material breach of this Agreement by FHT to the extent those damages have been determined pursuant to Section 9.7, and provided, further, that if such grounds for termination is a material breach of FHT’s [ * ] , Merck’s licenses pursuant to Sections 3.1 and 3.1.4 shall become perpetual exclusive licenses, without payment of any fees as provided in Section 5.7.1 or 5.9, and Merck shall only be obligated to pay FHT milestones and royalties following the effective date of such termination at a rate which is [ * ] of the rate that would otherwise be payable pursuant to Article 5 if this Agreement had not been so terminated with respect to either Products and/or Tests;

(iii)	Merck’s obligations under the Collaboration Program and under Section 2.4.6 shall terminate;

(iv)	FHT’s licenses pursuant to Section 3.2 from Merck shall terminate, and Merck will have no obligations under Section 5.4.2;

(v)	FHT shall, within thirty (30) days after the effective date of such termination shall return or cause to be returned to Merck all Information in tangible form, as well as any Excluded Merck Compound Rights; and

(vi)	except as specified in this Section 8.3.2(a) and the surviving obligations specified in Section 8.4, all rights and obligations under this Agreement shall terminate as of such termination date.

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(b)	If FHT terminates this Agreement under Section 8.3.1(a) or (b), then in addition to any other remedies available to FHT at law or in equity:

(i)	Merck’s licenses pursuant to Sections 3.1 and 3.1.4 shall terminate as of such termination date, and Merck’s exclusive access to the TALON Registry (and any Biological Samples and Data contained therein) shall terminate;

(ii)	FHT’s licenses pursuant to Sections 3.2.2 shall survive and become perpetual licenses;

(iii)	FHT’s obligations under the Collaboration Program shall terminate;

(iv)	Merck shall, within thirty (30) days after the effective date of such termination return or cause to be returned to FHT all Information in tangible form; and

(v)	except as specified in this Section 8.3(b), and the surviving obligations specified in Section 8.4, all rights and obligations under this Agreement shall terminate as of such termination date.

If this Agreement is terminated by Merck pursuant to Section 8.3.1(b) due to the rejection of this Agreement by or on behalf of FHT under Section 365 of the United States Bankruptcy Code (the “Code”), all licenses and rights to licenses granted under or pursuant to this Agreement by FHT to Merck are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code. The Parties agree that Merck, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against FHT under the Code, Merck shall be entitled to [ * ] , any such [ * ] and all embodiments of such [ * ] . Such [ * ] shall be promptly delivered to Merck (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by Merck, unless FHT elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of FHT upon written request therefore by Merck. The foregoing provisions of Section 8.3.2 are without prejudice to any rights Merck may have arising under the Code or other applicable law.

8.4

Effect of Expiration or Termination; Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including without limitation the obligation to pay royalties for Product(s) or Test(s) sold prior to such expiration or termination. The provisions of Article 4 shall survive the expiration or termination of this Agreement and shall continue in effect for ten (10) years. In addition, the provisions of Article 1, Article 6, Article 7 (to the extent provided therein) and Sections 2.5. 2.7, 2.9 (to the extent

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provided for therein), 2.10. 3.1.2 (to the extent provided therein), 3.1.3 (unless otherwise provided for in Section 8.3.2(b)), 3.1.4, 3.2.2 (to the extent Merck does not Trigger the Test Exclusivity License or the Product Exclusivity License, and unless otherwise provided for in Section 8.3.2(a)), 5.12, 8.3.2. 9.1, 9.4-9.16 shall survive any expiration or termination of this Agreement.

ARTICLE 9 MISCELLANEOUS

9.1	Indemnification.

9.1.1	Except to the extent due to the negligence or willful misconduct of Merck, FHT shall indemnify, defend and hold Merck and its Affiliates, and their respective directors, officers, employees and agents, harmless from and against any claims of damages, bodily injury, death, or property damage made by a Third Party (a “Third Party Claim”) to the extent arising from: (i) the negligence or willful misconduct of FHT under this Agreement; (ii) any liability due to FHT Independent Inventions and Improvements or patent infringement due to FHT’s Collaboration Program activities; (iii) the material breach by FHT of any warranty, representation or obligation of FHT under this Agreement; or (iv) the development, testing, use, marketing, sale, storage or handling by FHT or its representatives or agents under this Agreement of any FHT Independent Inventions and Improvements.

9.1.2	Except to the extent due to the negligence or willful misconduct of FHT, Merck shall indemnify, defend and hold FHT and its Affiliates, and their respective directors, officers, employees and agents, harmless from and against any Third Party Claim resulting from: (i) the negligence or willful misconduct of Merck, or patent infringement due to Merck’s Collaboration Program activities, under this Agreement; (ii) any liability due to Merck Independent Inventions and Improvements or patent infringement due to Merck’s Collaboration Program activities; (iii) the material breach by Merck of any warranty, representation or obligation of Merck under this Agreement; or (iii) the development, testing, synthesis, use, storage, handling, manufacture or commercialization by Merck or its representatives or agents under this Agreement of any Therapeutic Product, Product, Test, Merck NCE, or any Merck Independent Inventions and Improvements.

9.1.3

If a Party (the “Indemnitee”) intends to claim indemnification under this Section, it shall promptly notify the other Party (the “Indemnitor”) in writing of any Third Party Claim for which the Indemnitee intends to claim such indemnification. The failure of the Indemnitee to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action shall relieve the Indemnitor of any obligation to the Indemnitee under this Section with respect to any such action. The Indemnitee shall permit the Indemnitor to control the litigation and/or settlement of such Third Party Claim, and cooperate fully with Indemnitor in all matters related thereto, provided that unless agreed by Indemnitee (i) counsel appointed by Indemnitor to defend Indemnitee shall not

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take any position which if sustained would cause Indemnitee not to be indemnified by Indemnitor and (ii) no settlement will involve any terms binding on Indemnitee except payment of money to by paid by Indemnitor.

9.1.4	Neither Party shall be liable to the other for indirect, consequential, special or punitive damages under this Agreement.

9.2	Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including, but not limited to, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

9.3	Assignment and Change of Control.

9.3.1	Except as provided in this Section 9.3, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party.

9.3.2	Merck may, without consent of FHT, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of Merck or in its entirety to the successor party connection with a Change of Control.

9.3.3	FHT may, without the consent of Merck, assign this Agreement and its rights and obligations hereunder in whole or in part to any Affiliate of FHT or in its entirety to the successor party in connection with a Change of Control.

9.3.4	If there is a FHT Change of Control that is [ * ] , then FHT shall provide written notice to Merck no later than [ * ] following the public announcement of such Change of Control, and Merck shall have the right, at Merck’s election at any time after the consummation of such Change of Control to implement some or all of the following revisions to this Agreement:

(a)	Merck may limit its obligations to provide FHT royalty reports pursuant to Section 5.13 [ * ] obligations, and not its sales on a [ * ] ; provided that, Merck will, if requested by FHT, provide [ * ] specified in such Section 5.13 to an independent certified public accounting firm for auditing in accordance with Section 5.14.

(b)	Merck may terminate [ * ] of its [ * ] under the Collaboration Program, and/or exercise its unilateral right to terminate the Collaboration Program

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as provided in Section 8.2, provided that the amounts owed FHT under Section 5.4.2 shall not be owed in such case. In the event Merck elects to so terminate early the Collaboration Program pursuant to Section 8.2, and where the effective date of such termination by Merck is within [ * ] following the public announcement date of such [ * ] transaction, Merck shall be required only to pay FHT [ * ] of the amounts set out in Sections 5.7.1 and 5.9 if it Triggers the Product Exclusivity License or the Test Exclusivity License.

(c)	In the event Merck does not Trigger the Product Exclusivity License, Merck will have no obligations under Section 5.4.2.

(d)	Following Merck’s Triggering of the Product Exclusivity License or Test Exclusivity License, Merck shall have the right to require FHT and/or the surviving entity, to adopt reasonable procedures to be agreed upon in writing with Merck to prevent the disclosure of all Information of Merck and other information with respect to the development and commercialization of Tests and Products (collectively “Sensitive Information”) beyond FHT personnel having access to and knowledge of Sensitive Information prior to the Change of Control and to control the dissemination of Sensitive Information disclosed after the Change of Control. The purposes of such procedures shall be to strictly limit such disclosures to only those personnel having a need to know Sensitive Information in order for FHT to perform its obligations under this Agreement and to prohibit the use of Sensitive Information for competitive reasons against Merck and its Related Parties and Compounds or Tests, including without limitation, the use of Sensitive Information for the development or commercialization of competing products or tests.

Any attempted assignment not in accordance with this Section 9.3 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.

9.4	Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

9.5	Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

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if to FHT, to:	FoxHollow Technologies, Inc. 740 Bay Road Redwood City, California 94063 Attention: Vice President, Corporate Development Facsimile No.: [ * ]

with a copy to:	Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 Attention: Barbara A. Kosacz, Esq. Facsimile No.: (650) 849-7400

if to Merck, to:	Merck & Co., Inc. One Merck Drive P.O. Box 100, WS3A-65 Whitehouse Station, NJ 08889-0100 Attention: Office of Secretary Facsimile No.: [ * ]

And	Merck & Co., Inc. One Merck Drive Attention: Chief Licensing Officer P.O. Box 100, WS2A-30 Whitehouse Station, NJ 08889-0100 Facsimile: [ * ]

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing, if sent by mail.

9.6	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of laws principals, and the patent laws of the United States.

9.7	Dispute Resolution.

9.7.1

The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an “Excluded Claim”

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shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (“AAA”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

9.7.2	The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business: within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

9.7.3	Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

9.7.4	Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

9.7.5	The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

9.7.6	As used in this Section, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

9.8

Entire Agreement; Amendments. This Agreement, together with its Schedules and Exhibits, contains the entire understanding of the Parties with respect to the subject matter of this Agreement and supercedes and cancels all previous express or implied agreements and understandings, negotiations, writings and commitments, either oral or

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written, in respect to that subject matter. The Schedules and Exhibits to this Agreement are incorporated in this Agreement by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties.

9.9	Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

9.10	Independent Contractors. It is expressly agreed that FHT and Merck shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither FHT nor Merck shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

9.11	Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

9.12	Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

9.13	Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

9.14	Certain Conventions. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “in this Agreement”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa.

9.15	Business Day Requirements. If a notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a business day then such notice or other action or omission shall be deemed to require to be taken on the next occurring business day.

9.16	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

MERCK & CO., INC.			FOXHOLLOW TECHNOLOGIES, INC.

BY:	/s/ Judy C. Lewent	BY:	/s/ Robert W. Thomas
	Judy C. Lewent		Robert W. Thomas

TITLE:	Executive Vice President and Chief Financial Officer	TITLE:	President and Chief Executive Officer

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SCHEDULES AND EXHIBITS

Work Plan

Press Release

Exhibit 1.61 TALON Registry Description

TALON Registry contains approximately [ * ] samples, collected from [ * ] patients.

Schedule 2.4.9

Clinical Study Agreement form of agreement

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EXHIBIT 1.61

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Schedule 2.1

Research Plan

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Merck & Inc. Signs Novel Research and Drug Development

Agreement with FoxHollow Technologies

Deal Marks the First Pharmaceutical-Medical Device Partnership Aimed at

Identifying Cardiovascular Biomarkers for Use as Diagnostics and as Tools

for Drug Development

WHITEHOUSE STATION, NJ and REDWOOD CITY, CA – Sept. 14, 2005 – Merck & Co., Inc. and FoxHollow Technologies announced today the formation of a novel pharmacogenomics collaboration. The collaboration will focus on analyzing atherosclerotic plaque removed from patient arteries as a means of identifying new biomarkers of atherosclerotic disease progression for use in the development of cardiovascular compounds in Merck’s pipeline.

The agreement includes a research collaboration of up to three years. As part of the collaboration, FoxHollow will provide exclusive access to atherosclerotic plaque samples collected from patients who have cardiovascular disease and have been treated with the SilverHawk™ Plaque Excision System. The SilverHawk System is a minimally invasive catheter system used to remove atherosclerotic plaque, which blocks blood flow in the arteries. The device is used to treat peripheral arterial disease, a condition that affects 12 million Americans and can lead to severe, debilitating leg pain, and possibly, amputation.

Merck’s responsibilities include analyzing the collected plaque samples to identify biomarkers and profiling compounds using these biomarker platforms.

“We currently assess risk of heart disease using blood markers such as cholesterol, blood pressure, blood sugar and CRP, but none of these provides a direct view of the immediate cause of disease which is atherosclerotic plaque.” said Richard Pasternak, M.D., Vice President Clinical Research at Merck. “Our collaboration with FoxHollow has the potential to provide insight on cardiovascular disease and to accelerate development of novel drugs for this widespread health issue.”

Under the terms of the agreement, Merck will make initial cash payments of $9 million to FoxHollow to cover the first year of the collaboration. If Merck elects to continue the collaboration, then it will pay FoxHollow additional payments of up to $31 million in the following two years. FoxHollow will also receive milestone payments and royalties based upon achieving program objectives.

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“It is our greatest hope and expectation that this partnership will lead to a more precise understanding of cardiovascular disease, and result in innovative new medicines that are specific for an individual patient” said John Simpson, Ph.D., M.D., Chairman of the Board of FoxHollow Technologies. “As an undisputed leader in advancing cardiovascular medicine, Merck is the best possible partner for this collaboration. We are thrilled to be a part of such a groundbreaking exploration of a disease area that remains little understood and significantly undertreated.”

About Merck

Merck & Co., Inc. is a global research-driven pharmaceutical company dedicated to putting patients first. Established in 1891, Merck discovers, develops, manufactures and markets vaccines and medicines in more than 20 therapeutic categories. The Company devotes extensive efforts to increase access to medicines through far-reaching programs that not only donate Merck medicines but help deliver them to the people who need them. Merck also publishes unbiased health information as a not-for-profit service. For more information, visit www.merck.com.

Merck’s Forward Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the cautionary statements in Item 1 of Merck’s Form 10-K for the year ended Dec. 31, 2004, and in its periodic reports on Form 10-Q and Form 8-K, which the company incorporates by reference.

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About FoxHollow Technologies, Inc,

FoxHollow Technologies, Inc. (NASDAQ: FOXH) cannot provide any assurance that the clinical results announced above will be replicated at other hospitals in the future. FoxHollow develops and markets minimally invasive plaque excision devices for the treatment of peripheral artery disease (PAD). An estimated 12 million people in the U.S. are thought to suffer from PAD with 2.5 million patients currently diagnosed. PAD results from plaque that accumulates in the arteries and blocks blood flow in the legs. These blockages can result in severe pain for patients and very limited physical mobility. The SilverHawk System is a minimally invasive method of removing the obstructive plaque and restoring blood flow to the legs and feet. For more information, please visit our website at www.foxhollowtech.com.

Press Contacts:

Merck & Co., Inc.	FoxHollow Technologies, Inc.

Amy Rose	Leslie Trigg
(908) 423-6537	(650) 421-8539

Investor Contact:

Merck & Co., Inc.

Graeme Bell
(908) 423-5185

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This Schedule 2.4.9 is an integral part of the Collaboration and License Agreement between Merck and Co., Inc. and FoxHollow Technologies, Inc. (the “Collaboration Agreement”) to which it is attached. The rights and obligations set out in this schedule shall be in addition to the rights and obligations set out in the Collaboration Agreement, and may be modified or supplemented in accordance with Section 9.8 of the Collaboration Agreement. All capitalized terms used but not defined in this Schedule have the meanings ascribed to them in the Collaboration Agreement.

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